Exhibit 3.23

Statuten / Articles of Association

der / of

Fossil Group Europe GmbH

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Inhaltsvcrzeichnis		Table of Contents

I. Firma, Sitz, Dauer, Zweck	4	I. Corporate Name, registered office, Duration, Purpose	4

Artikel 1 Firma, Sitz, Dauer	4	Article 1 Corporate name, registered office, duration	4
Artikel 2 Zweck	4	Article 2 Purpose	4

II. Stammkapital; Anteilsbuch; Übertragung der Stammanteile	5	II. Nominal capital; Contribution Register; Transfer of Company Contributions	5
Artikel 3 Stammkapital	5	Article 3 Nominal capital	5
Artikel 4 Urkunden über Stammanteile	6	Article 4 Company contribution certificates	6
Artikel 5 Anteilbuch	6	Article 5 Contribution register	6
Artikel 6 Übertragung von Stammanteilen	6	Article 6 Transfer of company contributions	6
Artikel 7 Verzeichnis der wirtschaftlich berechtigten Personen	6	Article 7 Register of the beneficial owners	6

III. Organisation	6	III. Organization	6
Artikel 8 Organe	6	Article 8 Corporate bodies	6

A. Die Gesellschafterversammlung	7	A. The Partners’ Meeting	7
Artikel 9 Befugnisse	7	Article 9 Powers	7
Artikel 10 Arten, Einberufung	9	Article 10 Types, calling	9
Artikel 11 Universalversammlung	9	Article 11 Plenary meeting	9
Artikel 12 Schriftliche Beschlüsse	10	Article 12 Resolutions in writing	10
Artikel 13 Ort, Vorsitz, Protokollfithrer	10	Article 13 Place, chair, secretary	10
Artikel 14 Vertretung	10	Article 14 Representation	10
Artikel 15 Stimmrecht	11	Article 15 Voting right	11
Artikel 16 Beschlussfassung	11	Article 16 Passing of resolutions	11
Artikel 17 Protokoll	12	Article 17 Minutes	12

B. Die Geschäftsführung	12	B. The Management Board	12
Artikel 18 Zusammensetzung	12	Article 18 Composition	12
Artikel 19 Amtsdauer	13	Article 19 Term of office	13
Artikel 20 Konstituierung	13	Article 20 Constitution	13
Artikel 21 Aufgaben	13	Article 21 Duties	13
Artikel 22 Organisation	15	Article 22 Organization	15
Artikel 23 Führung der Geschäfte	15	Article 23 Management	15
Artikel 24 Entschädigung	15	Article 24 Board member fees	15

C. Revisionsstelle	16	C. The statutory auditors	16
Artikel 25 Wahl	16	Article 25 Election	16
Artikel 26 Amtsdauer	17	Article 26 Term of Office	17
Artikel 27 Aufgaben	17	Article 27 Duties	17

IV. Geschäftsbericht, Rechnungslegung	17	IV. Business Report, Rendering of Accounts	17
Artikel 28 Geschäftsjahr	17	Article 28 Business year	17
Artikel 29 Geschäftsbericht	17	Article 29 Business report	17

V. Gewinnverwendung	17	V. Use of Profits	17
Artikel 30 Verwendung des Bilanzgewinns	17	Article 30 Use of the balance sheet profit	17

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VI. Auflösung	18	VI. Dissolution	18
Artikel 31 Auflösung	18	Article 31 Dissolution	18
Artikel 32 Liquidation	18	Article 32 Liquidation	18

VII. Mitteilungen	18	VII. Notices	18
Artikel 33 Publikationsorgan, Mitteilungen	18	Article 33 Means of publication, notices	18

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I. FIRMA, SITZ, DAUER, ZWECK	I. CORPORATE NAME, REGISTERED OFFICE, DURATION, PURPOSE

Artikel 1 Firma, Sitz, Dauer	Article 1 Corporate name, registered office, duration

Unter der Firma	Under the corporate name of

Fossil Group Europe GmbH (Fossil Group Europe s.à r.l.) (Fossil Group Europe Sagl) (Fossil Group Europe LLC)	Fossil Group Europe GmbH (Fossil Group Europe Sarl) (Fossil Group Europe Sagl) (Fossil Group Europe LLC)

besteht für unbestimmte Zeit eine Gesellschaft mit beschränkter Haftung (“Gesellschaft”) mit Sitz in Basel.	a limited liability company (the “Company”) with registered office in Basel is established for an unlimited duration.

Artikel 2 Zweck	Article 2 Purpose

2.1  Zweck der Gesellschaft ist die Entwicklung, die Verwaltung, die weltweite Vermarktung, Vertrieb und Lizenzierung von Uhren, Uhrenbestandteilen, Modeartikeln und ähnlichen Produkten sowie die Ausübung und Erbringung aller damit zusammenhängender Tätigkeiten und Dienstleistungen. Die Gesellschaft kann Patente, Marken, technische und industrielle Kenntnisse erwerben, verwalten und übertragen. Die Gesellschaft fördert insbesondere die Geschäftstätigkeit des Konzerns in Bezug auf Europa.

2.1  The purpose of the Company is the development, administration, worldwide marketing, distribution and licensing of watches, watch components, fashion items and similar products as well as the performance of all related activities and services. The Company may acquire, manage and transfer patents, trademarks, technical and industrial knowledge. In particular, the Company promotes the business activities of the Group in relation to Europe.

2.2 Die Gesellschaft kann im In- und Ausland Zweigniederlassungen und Tochtergesellschaften errichten.	2.2 The Company may establish branches and subsidiaries in Switzerland and abroad.

2.3  Die Gesellschaft kann Dritten oder Gesellschaften, an denen sie direkt oder indirekt beteiligt ist, sowie direkten oder indirekten Aktionären oder Gesellschaften, an denen solche direkt oder indirekt beteiligt sind, direkte oder indirekte Finanzierungen gewähren, seies mittels Darlehen und/oder anderen Finanzierungen,

2.3  The company may provide loans and/or other forms of financing, including those made in the context of cash pooling, against payment or not, to third parties or to companies in which it holds direct or indirect participations, as well as to its direct or indirect shareholders, and to companies in which

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einschliesslich im Rahmen von Cash Pooling Vereinbarungen, ob gegen Entgelt oder nicht. Die Gesellschaft kann für ihre eigenen Verbindlichkeiten oder die Verbindlichkeiten der vorgenannten Personen Sicherheiten jeglicher Art bestellen, einschliesslich mittels Pfandrechten, Abtretungen, fiduziarischen Übereignungen, Garantien jeglicher Art oder mittels Ausgleichsverpflichtungen, ob gegen Entgelt oder nicht, auch wenn solche Finanzierungen, Sicherheiten oder Garantien im ausschliesslichen Interesse von Dritten oder Gesellschaften, an denen sie direkt oder indirekt beteiligt ist, oder von direkten, oder indirekten Aktionären oder Gesellschaften, an denen solche direkt oder indirekt beteiligt sind, liegen.

such shareholders hold direct or indirect participations. The company may also provide any kind of security or guarantee to secure its obligations or the obligations of each of these persons, including in the form of assignments or transfer for security purposes, pledges, guarantees of any kind or indemnity undertakings, be it against payment or not. The company may provide such financings, security or guarantees even if they are provided in the exclusive interest of third parties or companies in which the company holds a direct or indirect interest, as well as to its direct or indirect shareholders, and to companies in which such shareholders hold a direct or indirect interest.

2.4 Die Gesellschaft kann im In- und Ausland Grundstücke und Beteiligungen erwerben, verwalten, belasten und veräussern.	2.4 The Company may acquire, manage, encumber and dispose of real estate and participations in Switzerland and abroad.

2.5 Die Gesellschaft kann jede weitere Tätigkeit ausüben, welche mit den erwähnten Zwecken direkt oder indirekt zusammenhängt.	2.5 The Company may perform any activity directly or indirectly related to the aforementioned purposes.

II. STAMMKAPITAL; ANTEILSBUCH; ÜBERTRAGUNG DER STAMMANTEILE	II. NOMINAL CAPITAL; CONTRIBUTION REGISTER; TRANSFER OF COMPANY CONTRIBUTIONS

Artikel 3 Stammkapital	Article 3 Nominal capital

Das Stammkapital der Gesellschaft beträgt CHF 20’000 (Schweizerfranken zwanzigtausend) und ist eingeteilt in einen Stammanteil von CHF 20’000.	The nominal capital of the Company is CHF 20,000 (twenty thousand Swiss Francs) and is divided into one company contribution with a par value of CHF 20,000.

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Artikel 4 Urkunden über Stammanteile	Article 4 Company contribution certificates

Die Geschäftsführung kann den Gesellschaftern Beweisurkunden oder Namenpapiere über die Stammanteile ausstellen.	The Company may issue evidentiary certificates or registered securities representing one or more company contributions.

Artikel 5 Anteilbuch	Article 5 Contribution register

5.1 Die Gesellschaft führt ein Anteilbuch gemäss den Bestimmungen des Gesetze.	5.1 The Company maintains a contribution register in accordance with the requirements of the law.

5.2 Gegenüber der Gesellschaft gilt nur als Gesellschafter oder Nutzniesser, wer im Anteilbuch eingetragen ist.	5.2 Only the persons registered in the contribution register shall be acknowledged by the Company as partners or usufructuaries.

Artikel 6 Übertragung von Stammanteilen	Article 6 Transfer of company contributions

Die Stammanteile sind frei übertragbar. Die Übertragung bedarf nicht der Zustimmung durch die Gesellschafterversammlung.	The company contributions may be freely transferred. No consent of the Partners’ Meeting is required for the transfer.

Artikel 7 Verzeichnis der wirtschaftlich berechtigten Personen	Article 7 Register of the beneficial owners

Die Gesellschaft führt ein Verzeichnis über die der Gesellschaft gemeldeten wirtschaft7 lich berechtigten Personen (Art. 790a OR) mit Vor- und Nachnamen sowie Adresse.	The Company maintains a register listing the beneficial owners notified to the Company (art. 790a CO) with given name and surname as well as address.

III. ORGANISATION	III. ORGANIZATION

Artikel 8 Organe	Article 8 Corporate bodies

Die Organe der Gesellschaft sind:	The corporate bodies of the Company are:

A. die Gesellschafterversammlung	A. the Partners’ Meeting

B. die Geschäftsführung	B. the Management Board

C. ggf. die Revisionsstelle.	C. the statutory auditors, if applicable.

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A. Die Gesellschafterversammlung	A. The Partners’ Meeting

Artikel 9 Befugnisse	Article 9 Powers

9.1 Die Gesellschafterversammlung ist das oberste Organ der Gesellschaft.	9.1 The Partners’ Meeting is the supreme corporate body of the Company.

9.2 Der Gesellschafterversammlung stehen gemäss Art. 804 OR folgende unübertragbare Befugnisse zu:	9.2 According to art. 804 CO, the Partners’ Meeting has the following nontransferable powers:

(i) die Änderung der Statuten;	(i) the amendment of the articles of association (“Articles”);

(ii) die Bestellung und die Abberufang von Geschäftsffihrern;	(ii) the appointment and the dismissal of the members of the Management Board;

(iii) die Bestellung und die Abberufung der Revisionsstelle;	(iii) the appointment and the dismissal of the statutory auditors;

(iv) die Genehmigung des Lageberichts und der Konzernrechnung, sofern das Gesetz deren Erstellung verlangt;	(iv) the approval of the management report and of the consolidated accounts, if required by law;

(v) die Genehmigung der Jahresrechnung sowie die Beschlussfassungüber die Verwendung des Bilanzgewinnes, insbesondere die Festsetzung der Dividende und der Tantieme;

(v)   the approval of the annual financial statements and the resolution on the use of the balance sheet result, in particular the determination of dividends and of the share in profits paid to the members of the Management Board;;

(vi) die Festsetzung der Entschädigung der Geschäftsführer;	(vi) the resolution on the fees for the members of the Management Board;

(vii) die Entlastung der Geschäftsführer;	(vii) the granting of discharge to the members of the Management Board;

(viii) die Zustimmung zur Abtretung von Stammanteilen beziehungsweise die Anerkennung als stimmberechtigter Gesellschafter, sofern diese Statuten ein solches Zustimmungsbedurfnis vorsehen;	(viii) the approval of the transfer of company contributions and the acceptance as a partner with voting rights, provided these Articles contain a respective approval requirement;

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(ix) die Zustimmung zur Bestellung eines Pfandrechts an Stammanteilen, falls diese Statuten dies vorsehen;	(ix) the approval of the granting of pledges over company contributions, provided these Articles contain a respective approval requirement;

(x) die Beschlussfassung über die Ausübung allenfalls vorgesehener statutarischer Vorhand, Vorkaufs-, oder Kaufrechte;	(x) the resolution on the execution of rights of first refusal, pre-emption rights and purchase rights provided by these Articles (if any);

(xi) die Ermächtigung der Geschäftsführer zum Erwerb eigener Stammanteile durch die Gesellschaft oder die Genehmigung eines solchen Erwerbs;	(xi) the authorization to the Management Board for the acquisition of own company contributions or the approval of such acquisition;

(xii) die nähere Regelung von Nebenleistungspflichten in einem Reglement;	(xii) the resolution on details of ancillary obligations in respective regulations of the Company;

(xiii) die Zustimmung zu Tätigkeiten der Geschäftsführer und der Gesellschafter, die gegen die Treuepflicht oder das Konkurrenzverbot verstossen;	(xiii) the approval of activities of the members of the Management Board or of partners not in compliance with the duty of faith or the prohibition to compete;

(xiv) die Beschlussfassung darüber, ob dem Gericht beantragt werden soll, einen Gesellschafter aus wichtigem Grund auszuschliessen;	(xiv) the resolution on the request to the court to expel a partner from the Company for cause;

(xv) der Ausschluss eines Gesellschafters aus in diesen Statuten vorgesehenen Gründen;	(xv) the resolution on the expulsion of a partner from the Company for reasons provided by these Articles;

(xvi) die Auflösung der Gesellschaft;	(xvi) the dissolution of the Company;

(xvii) die Genehmigung von Geschäften der Geschäftsführer, fur die diese Statuten die Zustimmung der Gesellschafterversammlung fordem;	(xvii) the approval of actions of the members of the Management Board for which approval is required according to these Articles;

(xviii) die Beschlussfassung über die Gegenstände, die das Gesetz oder diese Statuten der Gesellschafterversammlung vorbehalten oder die ihr die Geschäftsführer vorlegen.	(xviii) the resolution on matters which by law or by the Articles are reserved to the Partners’ Meeting, or which are submitted to the Partners’ Meeting for resolution by the Management Board.

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Artikel 10 Arten, Einberufung	Article 10 Types, calling

10.1 Die Gesellschafterversammlung wird durch die Geschäftsführung, nötigenfalls durch die Revisionsstelle, einberufen. Das Einberufungsrecht steht auch den Liquidatoren zu.	10.1 The Partners’ Meeting is called by the Management Board or, if necessary, by the statutory auditors. The liquidators also have the right to call a Partners’ Meeting.

10.2 Die ordentliche Versammlung findet alljahrlich innerhalb von sechs Monaten nach Schluss des Geschäftsjahres statt (Art. 805 Abs. 2 OR).	10.2 The ordinary Partners’ Meeting takes place annually within six months after the close of the business year (art. 805 para. 2 CO).

10.3 Ausserordentliche Gesellschafterversammlungen werden bei Bedarf einberufen.	10.3 Extraordinary Partners’ Meetings are called according to need.

10.4 Die Gesellschafterversammlung ist spätestens fünf Tage vor dem Versammlungstag in der Form gemäss Artikel 33 einzuberufen.	10.4 The Partners’ Meeting shall be called in the form provided for by Article 33 of the Articles at least five days prior to the day of the meeting.

10.5  Der Geschäftsbericht und ggf. der Revisionsbericht sind den Gesellschafternzusam men mit der Einladung zur ordentlichen Gesellschafterversammlung zuzustellen (Art. 801a Abs. 1 OR). Jeder Gesellschafter kann verlangen, dass ihm nach der Gesellschafterversammlung die genehmigte Fassung des Geschäftsberichts zugestellt wird (Art. 801a Abs. 2 OR).

10.5  The business report and, if applicable, the auditors’ report shall be provided to the partners together with the invitation to the ordinary Partners’ Meeting (art. 801a para. 1 CO). Any partner may request that a copy of the approved version of the business report be sent to him after the Partners’ Meeting (art. 801a para. 2 CO).

Artikel 11 Universalversammlung	Article 11 Plenary meeting

Die Eigentümer oder Vertreter sämtlicher Stammanteile können, falls kein Widerspruch erhoben wird, eine Gesellschafterversammlung ohne Einhaltung der für die Einberufung vorgeschriebenen Formvorschriften abhalten. In dieser Versammlung kann über alle in den Geschäftskreis der Gesellschafterversammlung fallenden Gegenstande gültig verhandelt und Beschluss gefasst werden, falls und solange die Eigentümer sämtlicher Stammanteile anwesend oder vertreten sind (Art. 805 Abs. 5 Ziff. 5 i.V.m. 701 OR).

The owners of all company contributions or their proxies may, if no objection is raised, hold a Partners’ Meeting without observing the formalities for the calling of a meeting. All items within the powers of a Partners’ Meeting may validly be discussed and resolved at such meeting if and as long as the owners of all company contributions are present or represented (art. 805 para. 5 no. 5 in conjunction with art. 701 CO).

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Artikel 12 Schriftliche Beschlüsse	Article 12 Resolutions in writing

12.1  Mit Ausnahme von Beschlüssen, die der öffentlichen Beurkundung bedürfen, können Beschlüsse auf Anordnung der Geschäftsführung auch schriftlich gefasst werden, sofern nicht ein Gesellschafter die mündliche Beratung verlangt.

12.1  Except for resolutions which require notarisation in a public deed, partners’ resolutions may, upon order of the Management Board, also be passed in writing, provided that no partner requests oral deliberation.

12.2  Es gelten die Quoren gemäss Artikel 16.2, wobei als “vertretene Stimmen” diejenigen Stimmen gelten, die sich an der schriftlichen Abstimmung beteiligen (einschliesslich Enthaltungen und ungültige Stimmabgabe).

12.2 The quorum provisions as per Article 16.2 apply. All votes cast count as “votes represented” (including abstentions and invalid votes).

Artikel 13 Ort, Vorsitz, Protokollführer	Article 13 Place, chair, secretary

13.1 Die Geschäftsführung bestimmt den Ort der Gesellschafterversammlung.	13.1 The Management Board determines the place of the Partners’ Meeting.

13.2 Den Vorsitz der Gesellschafterversammlung führt der Vorsitzende der Geschäftsführung bzw. in seiner Abwesenheit ein von der Gesellschafterversammlung zu wahlender Tagesvorsitzender.	13.2 The Partners’ Meeting shall be chaired by the Chairman of the Management Board or, in his absence, by a presiding officer elected for that day by the Partners’ Meeting.

13.3 Der Vorsitzende bezeichnet den Protokollführer, welcher nicht Gesellschafter zu sein braucht.	13.3 The meeting chairman appoints the secretary who does not have to be a partner.

Artikel 14 Vertretung	Article 14 Representation

Ein Gesellschafter kann sich an der Gesellschafterversammlung durch einen Dritten, der nicht Gesellschafter zu sein braucht, mit schriftlicher Vollmacht vertreten lassen. Der Vorsitzende entscheidet abschliessend über die Anerkennung einer Vollmacht.

A partner may be represented at the Partners’ Meeting with a written power of attorney by a third person who does not need to be a partner. The meeting chairman ultimately decides on the validity of a power of attorney.

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Artikel 15 Stimmrecht	Article 15 Voting right

Das Stimmrecht der Gesellschafter bemisst	Each partner has voting rights proportionate
sich nach dem Nennwert ihrer Stammanteile.	to the par value of its company contributions.

Artikel 16 Beschlussfassung	Article 16 Passing of resolutions

16.1  Die Gesellschafterversammlung fasst ihre Beschlüsse und vollzieht ihre Wahlen mit der absoluten Mehrheit der vertretenen Stimmen (Art. 808 OR), soweit das Gesetz oder die Statuten nichts anderes bestimmen.

16.1  To the extent the law or the Articles do not provide otherwise, the Partners’ Meeting passes its resolutions and carries out its elections by absolute majority of the votes of the company contributions (art. 808 CO).

16.2  Für die folgenden Geschäfte ist gemäss Art. 808b Abs. 1 OR ein Beschluss der Gesellschafterversammlung erforderlich, der mindestens zwei Drittel der vertretenen Stimmen und die absolute Mehrheit des gesamten Stammkapitals auf sich vereinigt, mit dem ein ausübbares Stimmrecht verbunden ist:

16.2  In accordance with art. 808b para. 1 CO, a resolution of the Partners’ Meeting passed by at least two thirds of the votes represented and the absolute majority of the par value of all company contributions entitling to voting is required for:

(i) die Änderung des Gesellschafts-zweckes;	(i) the amendment of the company purpose;

(ii) die Einführung von stimmrechts-privilegierten Stammanteilen;	(ii) the creation of company contributions with privileged voting rights;

(iii) die Erschwerung, den Ausschluss oder die Erleichterung der Übertragbarkeit der Stammanteile;	(iii) the restriction, the prohibition or the release of restrictions of the transferability of company contributions;

(iv) die Zustimmung zur Abtretung von Stammanteilen beziehungsweise die Anerkennung als stimmberechtigter Gesellschafter, sofern diese Statuten ein solches Zustimmungsbedürfnis vorsehen;	(iv) the approval of company contribution transfers or the acknowledgement of partners with voting rights, provided these Articles contain a respective approval requirement;

(v) die Erhöhung des Stammkapitals;	(v) the increase of the nominal capital;

(vi) die Einschränkung oder Aufhebung des Bezugsrechtes;	(vi) the restriction or withdrawal of subscription rights;

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(vii)  die Zustimmung zu Tätigkeiten der Geschäftsführer sowie der Gesellschafter, die gegen die Treuepflicht oder das Konkurrenzverbot verstossen;

(viii)  den Antrag an das Gericht, einen Gesellschafter aus wichtigem Grund auszuschliessen;

(ix) den Ausschluss eines Gesellschafters aus in diesen Statuten vorgesehenen Gründen;

(x)   die Verlegung des Sitzes der Gesellschaft;

(xi) die Auflösung der Gesellschaft.

(vii)  the approval of actions of members of the Management Board or of partners not in compliance with the duty of faith or the prohibition to compete;

(viii)  the request to the court for expulsion of a partner for cause;

(ix) the expulsion of a partner for reasons provided in the Articles;

(x)   the transfer of the registered office of the Company;

(xi) the dissolution of the Company.

16.3 Der Vorsitzende hat den Stichentscheid.	16.3 The meeting chairman has the casting vote.

Artikel 17 Protokoll	Article 17 Minutes

17.1 Der Vorsitzende sorgt für die Führung eines gesetzeskonformen Protokolls.	17.1 The meeting chairman shall arrange for the taking of minutes in accordance with the requirements of the law.

17.2 Das Protokoll ist vom Vorsitzenden und vom Protokollführer zu unterzeichnen.	17.2 The minutes shall be signed by the meeting chairman and the secretary.

B. Die Geschäftsführung	B. The Management Board

Artikel 18 Zusammensetzung	Article 18 Composition

Die Geschäftsführung besteht aus einem oder mehreren Mitgliedern, die Gesellschafter oder Dritte sein können. Die Selbstorganschaft gemäss Art. 809 Abs. 1 OR ist wegbedungen.

The Management Board is composed of one or several members who do not have to be partners. The right and duty of all partners to exercise the management of the Company in accordance with art. 809 para. 1 CO is waived.

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Artikel 19 Amtsdauer	Article 19 Term of office

19.1  Die Geschäftsführungsmitglieder werden für eine Amtsdauer von einem Jahr gewählt, wobei die Zeit von einer ordentlichen Gesellschafterversammlung bis zum Schluss der nächstfolgenden als ein Jahr gilt. Die während einer Amtsperiode neu gewählten Mitglieder sind für den Rest der laufenden Amtsdauer gewählt.

19.1  The members of the Management Board are elected for a term of office of one year, the time from one ordinary Partners’ Meeting to the close of the following one being considered as one year. The members newly elected in the course of a term shall be elected for the remainder of that term.

19.2 Wiederwahl ist zulässig.	19.2 Re-election is admissible.

Artikel 20 Konstituierung	Article 20 Constitution

20.1 Die Geschäftsführung konstituiert sich selbst. Der Vorsitzende wird durch die Gesellschafterversammlung gewählt.	20.1 The Management Board constitutes itself. The Chairman is appointed by the Partners’ Meeting.

20.2 Die Geschäftsführung wahlt oder bestimmt ad hoc einen Sekretär, der nicht Mitglied der Geschäftsführung sein muss,	20.2 The Management Board elects or determines ad hoc a secretary who does not have to be a member of the Management Board.

Artikel 21 Aufgaben	Article 21 Duties

21.1 Die Geschäftsführung ist zustndig in alien Angelegenheiten, die nicht nach Gesetz oder diesen Statuten der Gesellschafterversammlung zugewiesen sind.	21.1 The Management Board is responsible for all matters which are not assigned to the Partners’ Meeting by law or the Articles.

21.2 Sie bezeichnet Direktoren, Prokuristen und Handlungsbevollmächtigte sowie die übrigen zur Vertretung berechtigten Personen und bestimmt deren Zeichnungsberechtigung.

21.2  The Management Board appoints the directors, holders of procuration and commercial mandates as well as the other persons authorized to sign on behalf of the Company and determines their signatory powers.

21.3 Die Geschäftsführung hat folgende unübertragbare und unentziehbare Aufgaben: (i) die Oberleitung der Gesellschaft und die Erteilung der nötigen Weisungen;	21.3 The Management Board has the following nontransferable and inalienable duties: (i) the ultimate management of the Company and the issuance of the necessary directives;

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(ii) die Festlegung der Organisation im Rahmen von Gesetz und diesen Statuten;	(ii) the establishment of the organization of the Company within the framework of the law and the Articles;

(iii) die Ausgestaltung des Rechnungswesens und der Finanzkontrolle sowie der Finanzplanung, sofern diese für die Führung der Gesellschaft notwendig ist;	(iii) the structuring of the accounting system, of the financial controls and of the financial planning to the extent necessary for the management of the Company;

(iv) die Aufsicht über die Personen, denen Teile der Geschäftsführung übertragen sind, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;	(iv) the supervision of the persons entrusted with parts of the management, in particular in view of compliance with the law, the Articles, regulations and directives;

(v) die Erstellung des Geschäftsberichts, die Vorbereitung der Gesellschafterversammlung sowie die Ausführung ihrer Beschlüsse;	(v) the preparation of the business report, the preparation of the Partners’ Meeting and the implementation of its resolutions;

(vi) die Benachrichtigung des Gerichts im Falle der Überschuldung.	(vi) the notification of the court in case of negative equity.

21.4 Wer den Vorsitz der Geschäftsführung innehat, beziehungsweise der einzige Geschäftsführer hat folgende Aufgaben:	21.4 The Chairman of the Management Board or, in the case of a sole member of the Management Board that sole member, has the following duties:

(i) die Einberufung der Gesellschafterversammlung aufgrund eines entsprechenden Beschlusses der Geschäftsführung sowie deren Leitung;	(i) the calling of the Partners’ Meeting upon a respective resolution of the Management Board and the chairing of the Partners’ Meeting;

(ii) Bekanntmachungen gegenüber den Gesellschaftern;	(ii) notices to the partners;

(iii) die Sicherstellung der erforderlichen Anmeldungen beim Handelsregister.	(iii) to ensure the filing of the necessary applications with the commercial register.

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Artikel 22 Organisation	Article 22 Organization

22.1 Beschlüsse der Geschäftsführung werden mit der Mehrheit der abgegebenen Stimmen gefasst. Der Vorsitzende in den Geschäftsführungssitzungen hat den Stichentscheid gemäss Art. 809 Abs. 4 OR.	22.1 The Management Board passes its resolutions with the majority of the votes cast. The meeting chairman in meetings of the Management Board has the casting vote according to art. 809 para 4 CO.

22.2 Die Geschäftsführung regelt ihre weitere Organisation in einem Organisationsreglement.	22.2 The Management Board determines its further organization in organizational regulations.

Artikel 23 Führung der Geschäfte	Article 23 Management

23.1  Die Geschäftsführung kann unter Vorbehalt von Artikel 21.3 die Geschäftsführting und die Vertretung der Gesellschaft nach aussen nach Massgabe eines von ihr zu erlassenden Organisationsreglements ganz oder zum Teil einzelnen Mitgliedern der Geschäftsführung (Delegierten) oder Dritten (Direktoren) übertragen. Die Geschäftsführung bestimmt die Zeichnungsberechtigung der Vertreter der Gesellschaft. Mindestens ein Geschäftsführer bleibt zur Vertretung befugt.

23.1  Subject to Article 21.3 the Management Board may fully or partially delegate the management and representation of the Company to individual members of the Management Board (delegates) or third parties (directors) in accordance with organizational regulations to be adopted by the Management Board. The Management Board determines the signatory rights of the company representatives. At least one member of the Management Board must retain the authority to represent the Company.

23.2 Das Organisationsreglement ordnet die Übertragung der Geschäftsführung, bestimmt die hierfür erforderlichen Stellen, umschreibt deren Aufgaben und regelt insbesondere die Berichterstattung.	23.2 The organizational regulations determine the delegation of the management and the positions required therefor, define their duties and regulate in particular the reporting.

Artikel 24 Entschadigung	Article 24 Board member fees

Sofern die Mitglieder der Geschäftsführung ein jährliches Honorar erhalten, so ist dieses durch die Gesellschafterversammlung festzusetzen (Artikel 9.2(vi)). Alle von ihnen für Zwecke der Gesellschaft gemachten Unkosten werden von der Gesellschaft getragen.

If the members of the Management Board receive an annual, such fee shall be determined by the Partners’ Meeting (Article 9.2(vi)). All reasonable expenses incurred by the members of the Management Board on behalf of the Company shall be borne by the Company.

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C. Revisionsstelle	C. The Statutory auditors

Artikel 25 Wahl	Article 25 Election

25.1 Die Gesellschafterversammlung wählt eine Revisionsstelle. Sie kann auf die Wahl einer Revisionsstelle verzichten, wenn:	25.1 The Partners’ Meeting elects the statutory auditors. It can waive the election of statutory auditors provided that

(i) die Gesellschaft nicht zur ordentlichen Revision verpflichtet ist; und	(i) the Company is not subject to an ordinary audit; and

(ii) sämtliche Gesellschafter zustimmen; und	(ii) all partners consent; and

(iii) die Gesellschaft nicht mehr als zehn Vollzeitstellen im Jahresdurchschnitt hat.	(iii) the Company does not have more than ten full time employees as annual average.

25.2  Der Verzicht gilt auch für die nachfolgenden Jahre. Jeder Gesellschafter hat jedoch das Recht, spätestens zehn Tage vor der Gesellschafterversammlung die Durchführung einer eingeschränkten Revision und die Wahl einer entsprechenden Revisionsstelle zu verlangen. Die Generalversammlung darf diesfalls die Beschlüsse nach Artikel 9.2 (iv) und (v) erst fassen, wennder Revisionsbericht vorliegt.

25.2  The waiver is also valid for the subsequent years. Each partner has the right to request no later than ten days prior to a Partners’ Meeting a limited audit and the election of statutory auditors. The Partners’ Meeting may pass the resolutions pursuant to Article 9.2(iv) and (v) only once the auditors’ report is presented.

25.3  Als Revisionsstelle ist im Falle der ordentlichen Revision ein zugelassener Revisionsexperte oder im Falle der eingeschränkten Revision ein Revisor nach den Vorschriften des Revisionsaufsichtsgesetzes vom 16. Dezember 2005 zu bezeichnen.

25.3  In case of an ordinary audit only admitted audit experts may be elected as statutory auditors. In case of a limited audit only auditors in accordance with the Federal Statute on the Supervision of Auditors of 16 December 2005 may be elected as statutory auditors.

25.4 Die Revisionsstelle muss im Sinne des Gesetzes unabhängig sein.	25.4 The statutory auditors must be independent as required by law.

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Artikel 26 Amtsdauer	Article 26 Term of Office

26.1 Die Revisionsstelle wird für eine Amtsdauer von einem Jahr gewählt, wobei die Zeit bis zum Schluss der nächstfolgenden ordentlichen Gesellschafterversammlutig als ein Jahr gilt.	26.1 The statutory auditors are elected for a term of office of one year, the time from one ordinary Partners’ Meeting to the close of the following one being considered one year.

26.2 Wiederwahl ist zulässig.	26.2 Re-election is admissible.

Artikel 27 Aufgaben	Article 27 Duties

Die Revisionsstelle hat die Aufgaben gemäss Gesetz.	The statutory auditors have the duties according to the law.

IV. GESCHÄFTSBERICHT, RECHNUNGSLEGUNG	IV. BUSINESS REPORT, RENDERING OF ACCOUNTS

Artikel 28 Geschäftsjahr	Article 28 Business year

Das Geschäftsjahr wird durch die Geschäftsführung festgelegt.	The business year of the Company is determined by the Management Board.

Artikel 29 Geschäftsbericht	Article 29 Business report

Die Geschäftsführung erstellt für jedes Geschäftsjalir einen Geschäftsbericht gemäss den gesetzlichen Bestimmungen.	For each business year the Management Board prepares a business report in accordance with the requirements of the law.

V. GEWINNVERWENDUNG	V. USE OF PROFITS

Artikel 30 Verwendung des Bilanzgewinns	Article 30 Use of the balance sheet profit

Der in der Jahresrechnung ausgewiesene Jahresgewinn ist nach den Bestimmungen von Art. 801 i.V.m. 671 ff. OR zu verwenden.	The annual profit shown in the annual financial statements shall be allocated according to the provisions of art. 801 in connection with art. 671 et seq.CO.

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VI. AUFLÖSUNG	VI. DISSOLUTION

Artikel 31 Auflösung	Article 31 Dissolution

Die Auflösung der Gesellschaft richtet sich nach den gesetzlichen Vorschriften.	The dissolution of the Company is governed by the applicable statutory provisions.

Artikel 32 Liquidation	Article 32 Liquidation

Die Liquidation der Gesellschaft erfolgt nach Massgabe von Art. 821a i.V.m. Art. 739 ff. und Art. 826 OR durch die Geschäftsfuhrung oder durch einen durch die Gesellschafterversammlung zu wählenden Liquidator. Die Geschäftsführung oder der Liquidator sind ermäcfitigt, Aktiven (Grundstücke eingeschlossen) auch freihändig zu verkaufen.

The liquidation of the Company is implemented in accordance with the provisions of art. 821a in connection with art. 739 et seq. and art. 826 CO by the Management Board or a liquidator to be appointed by the Partners’ Meeting. The Management Board respectively the liquidator is authorized to sell the assets of the Company (including real property) by private sale.

VII. MITTEILUNGEN	VII. NOTICES

Artikcl 33 Publikationsorgan, Mitteilungen	Article 33 Means of publication, notices

33.1 Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt (SHAB). Die Geschäftsführer können weitere Publikationsorgane bestimmen.	33.1 The Swiss Commercial and Official Gazette shall be the means of publication of the Company. The Management Board may designate further means of publication.

33.2 Die Mitteilungen der Gesellschaft erfolgen im Publikationsorgan oder durch Brief, Tele-fax oder E-Mail an die im Anteilbuch eingetragenen Adressen der Gesellschafter.	33.2 The notices of the Company are made in the means of publication or by letter, facsimile or e-mail to the addresses of the partners indicated in the company contribution register.

Bei Abweichungen geht der deutsche Text dieser Statuten dem englischen Text vor.

In case of discrepancies, the German text of these Articles prevails over the English text.

Zug, 01.10.2019

Statuten / Articles of Association Fossil Group Europe GmbH

Notarielle Beglaubigung	Notarial Legalisation

Hiermit beglaubige ich, Urkundsperson des Kantons Zug, Andrea Christen, Rechtsanwältin, dass die vorliegenden Statuten derjenigen Fassung entsprechen, wie sie heute von der Erschienen gutgeheissen wurden.	The Notary Public of the Canton of Zug, Andrea Christen, attorney at law, hereby certifies that the present Articles of Association comply with the approved Articles of Association by the appeared person.

Zug, 01.10.2019 Die Urkundsperson:

Es wird bescheinigt, dass vorstehende Ausfertigung der Statuten / ~~St~~i~~ftungsurku~~n~~ds~~ mit derjenigen ubereinstimmt, die der letzten auf sie bezogenen Eintragung im Handelsregister Basel-Stadt zugrunde liegt.

Basel, 08. Okt. 2019

Handeisregisteramt

des Kantons Basel-Stadt